Exhibit 99.1

Oceaneering Reports Second Quarter 2026 Results

HOUSTON, July 22, 2026 – Oceaneering International, Inc. ("Oceaneering") (NYSE: OII) today reported second quarter 2026 results.

Second Quarter 2026 Results

•As compared to the second quarter of 2025:
◦Revenue increased 10% to $768 million.
◦Operating income increased 11% to $88.2 million.
◦Net income attributable to Oceaneering increased 19% to $65.0 million.
◦Adjusted EBITDA increased 11% to $115 million.

•Cash Generation
◦Cash flow provided by operating activities was $55.2 million.
◦Free cash flow was $32.0 million.

•Balance Sheet and Capital Allocation
◦Quarter-end cash and cash equivalents totaled $629 million, compared to $434 million at the end of the same period last year.
◦Shares repurchased were 263,335 for approximately $10.0 million.

Rod Larson, Oceaneering's President and Chief Executive Officer, commented, "We delivered a strong second quarter, with our consolidated adjusted EBITDA of $115 million exceeding the top end of our guidance. These positive results were driven by overperformance from our Offshore Projects Group (OPG), where favorable project mix and operational execution drove better-than-expected revenue and profitability. More broadly, our results demonstrate continued strength across our portfolio. All of our segments generated increased revenue and operating income, except for Integrity Management and Digital Solutions (IMDS), which was partially impacted by the ongoing Middle East conflict.

"We also made meaningful improvements to our capital structure. During the second quarter, we initiated a series of transactions to refinance our existing debt and to extend and expand our revolving credit facility. Those transactions will be completed during the third quarter, extending our existing debt maturities, increasing available liquidity, and providing us with flexibility to deliver on our strategic initiatives. As a result, we are better positioned to invest in future growth opportunities while maintaining our disciplined approach to capital allocation.

"As we enter the second half of 2026, we continue to see favorable trends in Aerospace and Defense Technologies (ADTech) and supportive conditions in offshore markets. These factors, combined with our backlog and differentiated portfolio, support our outlook for the remainder of the year. Based on our first-half performance and expectations for the balance of the year, we have updated our full-year consolidated adjusted EBITDA guidance range to $400 million to $440 million."

Updated 2026 Guidance

Full-year 2026 consolidated and segment guidance remains the same except as follows:

•Consolidated adjusted EBITDA is expected to be in the range of $400 million to $440 million.
•IMDS operating income is expected to decrease significantly with operating income margin expected to be in the low-single-digit percentage range.

Second Quarter 2026 Segment Results

As compared to the second quarter of 2025:

•Subsea Robotics (SSR) revenue increased to $232 million, operating income increased 3% to $66.3 million, and EBITDA margin remained flat at 35%. These results were attributable to higher ROV revenue per day utilized and increased Survey activity, as the Ocean Intervention II commenced operations. ROV revenue per day utilized increased to $11,894, while ROV fleet utilization decreased slightly to 66% from 67%, with solid activity levels in Europe and Africa largely offsetting lower activity in the U.S. Gulf.
•Manufactured Products operating income increased to $21.9 million and margin expanded to 15% on a 3% increase in revenue. These improvements were driven by increased profitability in the umbilicals business and improved results in mobility solutions. As of June 30, 2026, backlog was $445 million, with additional orders expected in the second half of the year to positively impact backlog. The book-to-bill ratio was 0.88 for the 12-month period ending on June 30, 2026.
•OPG operating income increased to $30.0 million and margin improved to 16% on a 22% increase in revenue. These results benefited from a favorable project mix, including additional international installation and intervention projects.
•IMDS revenue decreased by 6% on lower volume in West Africa, and operating income decreased by $4.5 million. The decrease in operating income was primarily due to lower activity levels and related cost absorption, as well as increased personnel-related costs, in West Africa and the Middle East.
•ADTech revenue increased 22% to $133 million, operating income increased slightly to $16.4 million, and margin declined to 12%, primarily due to program cost mix and timing.
•At the corporate level, Unallocated Expenses were essentially flat at $46.6 million, consistent with expectations.

Third Quarter 2026 Guidance

As compared to the third quarter of 2025:

Consolidated third quarter 2026 revenue is projected to increase and EBITDA is expected to be in the range of $115 million to $125 million.

At the segment level, for the third quarter of 2026:
•SSR revenue and operating income are expected to increase.
•Manufactured Products revenue and operating income are expected to slightly decrease.
•OPG revenue and operating income are expected to increase.
•IMDS revenue is expected to increase and operating income is expected to be relatively flat.
•ADTech revenue and operating income are expected to increase.
•Unallocated Expenses are expected to be in the $50 million range.

Liquidity

During the second quarter, Oceaneering initiated a series of financing transactions designed to address the maturity of its 2028 senior notes. These transactions, which will be completed during the third quarter, included the issuance of $500 million aggregate principal amount of 6.875% senior notes due 2034, the completion of a tender offer for the outstanding 2028 senior notes, and an amendment to the senior secured revolving credit facility. The amendment increased commitments from $215 million to

$345 million and extended the facility's maturity to July 2031. Together, these actions extended Oceaneering's debt maturity profile while preserving substantial liquidity and financial flexibility.

Non-GAAP Financial Measures

Adjusted net income (loss) and earnings (loss) per share; EBITDA and adjusted EBITDA on a consolidated and on a segment basis (as well as EBITDA and adjusted EBITDA margins); and free cash flow are non-GAAP measures that exclude the impacts of certain identified items. Reconciliations to the corresponding GAAP measures are shown in the tables Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS), EBITDA and Adjusted EBITDA and Margins, Free Cash Flow, 2026 Consolidated EBITDA Estimates, 2026 Free Cash Flow Estimate, and EBITDA and Adjusted EBITDA and Margins by Segment. These tables are included below under the caption Reconciliations of Non-GAAP to GAAP Financial Information.

Conference Call Details

Oceaneering has scheduled a conference call and webcast on Thursday, July 23, 2026 at 10:00 a.m. Central Time (11:00 a.m. Eastern Time), to discuss its results for the second quarter of 2026 and guidance for the third quarter and full year of 2026. A link to the webcast will be posted on Oceaneering's Investor Relations website. A replay of the conference call will be made available on the website approximately two hours following the conclusion of the live call.

Forward-Looking Statements

This release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs, future expected business, and financial performance and prospects of Oceaneering. More specifically, the forward-looking statements in this press release include the statements concerning Oceaneering’s expectations regarding: consolidated adjusted EBITDA for the full year of 2026; IMDS operating income and operating income margin for the full year of 2026; orders in the second half of 2026 having a positive impact on Manufactured Products backlog; third quarter 2026 guidance for consolidated revenue, consolidated EBITDA, revenue and operating income by segment, and Unallocated Expenses; and the characterization, whether positive or otherwise, of market fundamentals, conditions, and dynamics, robotics markets, offshore energy activity levels (including by geographic location), pricing levels, day rates, ROV days utilized, average ROV revenue per day utilized, vessel utilization, growth, bidding activity, outlook, performance, opportunities, and future financials, including as increasing, favorable, positive, encouraging, improving, seasonal, strong, supportive, robust, meaningful, considerable, healthy, or significant (which is used herein to indicate a change of 20% or greater).

The forward-looking statements included in this release are based on Oceaneering's current expectations and are subject to certain risks, assumptions, trends, and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Factors that could cause actual results to differ materially include: factors affecting the level of activity in the oil and gas industry, including worldwide demand for and prices of oil and natural gas, oil and natural gas production growth, and the supply and demand of offshore drilling rigs; the indirect consequences of climate change and climate-related business trends; actions by members of OPEC and other oil exporting countries; decisions about offshore developments to be made by oil and gas exploration, development, and production companies; the use of subsea completions and our ability to capture associated market share; future budgetary and fiscal constraints imposed by the United States government, including the risk of government shutdowns; general economic and business conditions and industry trends and uncertainty, including those related to tariffs and retaliatory tariffs; the strength of the industry segments in which we are involved; cancellations of contracts, customer contract disputes, change orders, and other contractual modifications, force majeure declarations, and the exercise of contractual suspension rights and the resulting adjustments to our backlog; collections from our customers; our future financial performance, including as a result of the availability, terms, and deployment of capital; the consequences of significant changes in currency exchange rates; the volatility and uncertainties of credit markets; changes in data privacy and security laws, regulations, and standards; changes in tax laws, regulations, and interpretation by taxing authorities; changes in, or our ability to comply with, other laws and governmental regulations, including those relating to the environment; the continued availability of qualified personnel; our ability to obtain raw materials and parts on a timely basis and, in some cases, from limited sources; operating risks normally incident to offshore exploration, development, and production operations; hurricanes and other adverse weather and sea conditions; cost and time associated with drydocking of our vessels; the highly competitive nature of our businesses; adverse outcomes from legal or regulatory proceedings; the risks associated with integrating businesses we acquire; rapid technological changes; and social, political, military, and economic situations in foreign countries where we do business and the possibilities of civil disturbances, war, other armed conflicts, or terrorist attacks. For a more complete discussion of these and other risk factors, please see Oceaneering’s latest annual report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements. Except to the extent required by applicable law, Oceaneering undertakes no obligation to update or revise any forward-looking statement.

About Oceaneering

Oceaneering is a global technology company delivering engineered services and products and robotic solutions to the offshore energy, defense, aerospace, and manufacturing industries.

For more information, please visit www.oceaneering.com.

Contact:

Hilary Frisbie
Senior Director, Investor Relations
Oceaneering International, Inc.
713-329-4755
investorrelations@oceaneering.com

- Tables follow on next page -

OCEANEERING INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

				Jun 30, 2026	Dec 31, 2025
				(in thousands)
ASSETS
Current assets (including cash and cash equivalents of $629,473 and $688,874)				$1,580,267	$1,512,400
Net property and equipment				443,229	451,693
Other assets				665,342	703,161
Total Assets				$2,688,838	$2,667,254

LIABILITIES AND EQUITY
Current liabilities				$726,232	$761,726
Long-term debt				490,245	487,417
Other long-term liabilities				303,577	341,448
Equity				1,168,784	1,076,663
Total Liabilities and Equity				$2,688,838	$2,667,254

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2026	Jun 30, 2025	Mar 31, 2026	Jun 30, 2026	Jun 30, 2025
	(in thousands, except per share amounts)

Revenue	$768,184	$698,161	$692,429	$1,460,613	$1,372,684
Cost of services and products	611,202	549,734	565,159	1,176,361	1,089,246
Gross margin	156,982	148,427	127,270	284,252	283,438
Selling, general and administrative expense	68,745	69,238	69,482	138,227	130,777
Operating income (loss)	88,237	79,189	57,788	146,025	152,661
Interest income	4,904	3,017	5,061	9,965	6,661
Interest expense, net of amounts capitalized	(8,456)	(9,472)	(9,105)	(17,561)	(18,547)
Equity in income (losses) of unconsolidated affiliates	1,210	311	277	1,487	673
Other income (expense), net	182	5,371	808	990	6,346
Income (loss) before income taxes	86,077	78,416	54,829	140,906	147,794
Provision (benefit) for income taxes	22,497	23,974	18,722	41,219	42,975
Net income (loss)	63,580	54,442	36,107	99,687	104,819
Net income (loss) attributable to noncontrolling interest	(1,435)	—	—	(1,435)	—
Net income (loss) attributable to Oceaneering	$65,015	$54,442	$36,107	$101,122	$104,819

Weighted average diluted shares outstanding	100,727	101,372	100,613	100,670	101,636
Diluted earnings (loss) per share	$0.65	$0.54	$0.36	$1.00	$1.03

The above Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations should be read in conjunction with the Company's latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

SEGMENT INFORMATION

	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2026	Jun 30, 2025	Mar 31, 2026	Jun 30, 2026	Jun 30, 2025
	($ in thousands)
Subsea Robotics
Revenue	$232,016	$218,786	$214,273	$446,289	$424,762
Operating income (loss)	$66,325	$64,505	$55,508	$121,833	$124,137
Operating income (loss) %	29%	29%	26%	27%	29%
ROV days available	22,750	22,750	22,500	45,250	45,250
ROV days utilized	14,930	15,289	13,674	28,604	30,382
ROV utilization	66%	67%	61%	63%	67%

Manufactured Products
Revenue	$149,030	$145,134	$143,648	$292,678	$280,171
Operating income (loss)	$21,935	$18,772	$26,085	$48,020	$27,439
Operating income (loss) %	15%	13%	18%	16%	10%
Backlog at end of period	$445,000	$516,000	$492,000	$445,000	$516,000

Offshore Projects Group
Revenue	$182,843	$149,281	$135,376	$318,219	$314,222
Operating income (loss)	$30,019	$21,663	$18,344	$48,363	$57,329
Operating income (loss) %	16%	15%	14%	15%	18%

Integrity Management & Digital Solutions
Revenue	$70,844	$75,367	$67,884	$138,728	$146,785
Operating income (loss)	$100	$4,647	$(998)	$(898)	$8,109
Operating income (loss) %	—%	6%	(1)%	(1)%	6%

Aerospace and Defense Technologies
Revenue	$133,451	$109,593	$131,248	$264,699	$206,744
Operating income (loss)	$16,425	$16,299	$8,111	$24,536	$26,964
Operating income (loss) %	12%	15%	6%	9%	13%

Unallocated Expenses
Operating income (loss)	$(46,567)	$(46,697)	$(49,262)	$(95,829)	$(91,317)

Total
Revenue	$768,184	$698,161	$692,429	$1,460,613	$1,372,684
Operating income (loss)	$88,237	$79,189	$57,788	$146,025	$152,661
Operating income (loss) %	11%	11%	8%	10%	11%

The above Segment Information does not include adjustments for non-recurring transactions. See the tables below under the caption "Reconciliations of Non-GAAP to GAAP Financial Information" for financial measures that our management considers in evaluating our ongoing operations.

SELECTED CASH FLOW INFORMATION

	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2026	Jun 30, 2025	Mar 31, 2026	Jun 30, 2026	Jun 30, 2025
	(in thousands)

Capital expenditures, including acquisitions	$23,180	$30,272	$17,405	$40,585	$56,360
Capitalized cloud-based service contract costs	7,648	2,536	6,964	14,612	4,263
Total Capital Expenditures	$30,828	$32,808	$24,369	$55,197	$60,623

Depreciation and Amortization:
Energy Services and Products
Subsea Robotics	$14,220	$12,385	$13,718	$27,938	$24,121
Manufactured Products	2,779	2,741	2,774	5,553	5,391
Offshore Projects Group	4,679	4,663	4,755	9,434	9,352
Integrity Management & Digital Solutions	1,966	1,839	1,942	3,908	3,569
Total Energy Services and Products	23,644	21,628	23,189	46,833	42,433
Aerospace and Defense Technologies	1,016	900	1,006	2,022	1,733
Unallocated Expenses	2,769	2,872	2,976	5,745	5,682
Total Depreciation and Amortization	$27,429	$25,400	$27,171	$54,600	$49,848

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION

In addition to financial results determined in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release also includes non-GAAP financial measures (as defined under certain rules and regulations promulgated by the Securities and Exchange Commission). We have included adjusted net income (loss) and diluted earnings (loss) per share (EPS), each of which excludes the effects of certain specified items, as set forth in the tables that follow. As a result, these amounts are non-GAAP financial measures. We believe these are useful measures for investors to review because they provide consistent measures of the underlying results of our ongoing business. Furthermore, our management uses these measures as measures of the performance of our operations. We have also included disclosures of earnings before interest, taxes, depreciation, and amortization (EBITDA), EBITDA margins, second quarter of 2026 consolidated adjusted EBITDA, consolidated adjusted EBITDA margins, and free cash flow, third quarter of 2026 consolidated EBITDA estimate, and full year 2026 consolidated EBITDA and free cash flow estimates, as well as the following by segment: EBITDA, EBITDA margins, adjusted EBITDA, and adjusted EBITDA margins. We define EBITDA margin as EBITDA divided by revenue. Adjusted EBITDA and adjusted EBITDA margins and related information by segment exclude the effects of certain specified items, as set forth in the tables that follow. Due to the forward-looking nature of EBITDA for the third quarter of 2026, and for the full year of 2026, we cannot reliably predict certain of the necessary line items for the reconciliations to net income and, accordingly, have excluded such line items in the reconciliation. EBITDA and EBITDA margins, adjusted EBITDA and adjusted EBITDA margins, and related information by segment are each non-GAAP financial measures. We define free cash flow as cash flow provided by operating activities less organic capital expenditures (i.e., purchases of property and equipment other than those in business acquisitions). We have included these disclosures in this press release because EBITDA, EBITDA margins, and free cash flow are widely used by investors for valuation purposes and for comparing our financial performance with the performance of other companies in our industry, and the adjusted amounts thereof provide more consistent measures than the unadjusted amounts. Furthermore, our management uses these measures for purposes of evaluating our financial performance. Our presentation of EBITDA, EBITDA margins, and free cash flow (and the adjusted amounts thereof) may not be comparable to similarly titled measures that other companies report. Non-GAAP financial measures should be viewed in addition to and not as substitutes for our reported operating results, cash flows, or any other measure prepared and reported in accordance with GAAP. The tables that follow provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Three Months Ended
	Jun 30, 2026		Jun 30, 2025		Mar 31, 2026
	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
	(in thousands, except per share amounts)

Net income (loss) attributable to Oceaneering and diluted EPS (GAAP)	$65,015	$0.65	$54,442	$0.54	$36,107	$0.36
Net income (loss) attributable to noncontrolling interest (GAAP)	(1,435)		—		—
Adjustments, net of tax effect, for the effects of:
Foreign currency (gains) losses	(335)		22		(2,663)
Total adjustments, net of tax effect	(335)		22		(2,663)

Discrete tax items:
Share-based compensation	(16)		(2)		(2,169)
Uncertain tax positions	736		(9)		(573)
Valuation allowances	(748)		(2,453)		423
Other	(99)		(2,209)		(1,039)
Total discrete tax adjustments	(127)		(4,673)		(3,358)
Total of adjustments	(462)		(4,651)		(6,021)
Adjusted Net Income (Loss) (non-GAAP)	$63,118	$0.63	$49,791	$0.49	$30,086	$0.30
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss) (GAAP)		100,727		101,372		100,613

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Six Months Ended
	Jun 30, 2026		Jun 30, 2025
	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
	(in thousands, except per share amounts)

Net income (loss) attributable to Oceaneering and diluted EPS (GAAP)	$101,122	$1.00	$104,819	$1.03
Net income (loss) attributable to noncontrolling interest (GAAP)	(1,435)		—
Adjustments, net of tax effect, for the effects of:
Foreign currency (gains) losses	(2,998)		(343)
Total adjustments, net of tax effect	(2,998)		(343)

Discrete tax items:
Share-based compensation	(2,185)		(1,105)
Uncertain tax positions	163		(2,420)
Valuation allowances	(325)		(5,714)
Other	(1,138)		(1,429)
Total discrete tax adjustments	(3,485)		(10,668)
Total of adjustments	(6,483)		(11,011)
Adjusted Net Income (Loss) (non-GAAP)	$93,204	$0.93	$93,808	$0.92
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss) (GAAP)		100,670		101,636

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins

	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2026	Jun 30, 2025	Mar 31, 2026	Jun 30, 2026	Jun 30, 2025
	($ in thousands)

Net income (loss) attributable to Oceaneering (GAAP)	$65,015	$54,442	$36,107	$101,122	$104,819
Net income (loss) attributable to noncontrolling interest (GAAP)	(1,435)	—	—	(1,435)	—
Depreciation and amortization	27,429	25,400	27,171	54,600	49,848
Subtotal	91,009	79,842	63,278	154,287	154,667
Interest expense, net of interest income	3,552	6,455	4,044	7,596	11,886
Amortization included in interest expense	(1,433)	(1,590)	(1,649)	(3,082)	(3,146)
Provision (benefit) for income taxes	22,497	23,974	18,722	41,219	42,975
EBITDA (non-GAAP)	115,625	108,681	84,395	200,020	206,382
Adjustments for the effects of:
Foreign currency (gains) losses	(1,113)	(5,430)	(728)	(1,841)	(6,480)
Total of adjustments	(1,113)	(5,430)	(728)	(1,841)	(6,480)
Adjusted EBITDA (non-GAAP)	$114,512	$103,251	$83,667	$198,179	$199,902

Revenue	$768,184	$698,161	$692,429	$1,460,613	$1,372,684

EBITDA margin % (non-GAAP)	15%	16%	12%	14%	15%
Adjusted EBITDA margin % (non-GAAP)	15%	15%	12%	14%	15%

Free Cash Flow

	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2026	Jun 30, 2025	Mar 31, 2026	Jun 30, 2026	Jun 30, 2025
	(in thousands)
Net Income (loss) (GAAP)	$63,580	$54,442	$36,107	$99,687	$104,819
Non-cash adjustments:
Depreciation and amortization	27,429	25,400	27,171	54,600	49,848
Other non-cash	20,176	5,671	9,168	29,344	20,100
Other increases (decreases) in cash from operating activities	(55,979)	(8,326)	(131,564)	(187,543)	(178,298)
Cash flow provided by (used in) operating activities (GAAP)	55,206	77,187	(59,118)	(3,912)	(3,531)
Purchases of property and equipment	(23,180)	(30,272)	(17,405)	(40,585)	(56,360)
Free Cash Flow (non-GAAP)	$32,026	$46,915	$(76,523)	$(44,497)	$(59,891)

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

2026 Consolidated EBITDA Estimates

	For the Three Months Ending
	September 30, 2026
	Low	High
	(in thousands)
Income (loss) before income taxes	$84,000	$90,000
Depreciation and amortization	27,000	30,000
Subtotal	111,000	120,000
Interest expense, net of interest income	6,000	7,000
Amortization included in interest expense	(2,000)	(2,000)
Consolidated EBITDA	$115,000	$125,000

	For the Year Ending
	December 31, 2026
	Low	High
	(in thousands)
Income (loss) before income taxes	$280,000	$307,000
Depreciation and amortization	105,000	114,000
Subtotal	385,000	421,000
Interest expense, net of interest income	21,000	26,000
Amortization included in interest expense	(6,000)	(7,000)
Consolidated EBITDA	$400,000	$440,000

2026 Free Cash Flow Estimate

	For the Year Ending
	December 31, 2026
	Low	High
	(in thousands)
Net income (loss)	$184,000	$203,000
Depreciation and amortization	105,000	114,000
Other increases (decreases) in cash from operating activities	(84,000)	(82,000)
Cash flow provided by (used in) operating activities	205,000	235,000
Purchases of property and equipment	(105,000)	(115,000)
Free Cash Flow	$100,000	$120,000

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended June 30, 2026
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) (GAAP)	$66,325	$21,935	$30,019	$100	$16,425	$(46,567)	$88,237
Adjustments for the effects of:
Depreciation and amortization	14,220	2,779	4,679	1,966	1,016	2,769	27,429
Other pre-tax	—	—	—	—	—	(41)	(41)
EBITDA (non-GAAP)	80,545	24,714	34,698	2,066	17,441	(43,839)	115,625
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(1,113)	(1,113)
Total of adjustments	—	—	—	—	—	(1,113)	(1,113)
Adjusted EBITDA (non-GAAP)	$80,545	$24,714	$34,698	$2,066	$17,441	$(44,952)	$114,512

Revenue	$232,016	$149,030	$182,843	$70,844	$133,451		$768,184
Operating income (loss) % (GAAP)	29%	15%	16%	—%	12%		11%
EBITDA Margin (non-GAAP)	35%	17%	19%	3%	13%		15%
Adjusted EBITDA Margin (non-GAAP)	35%	17%	19%	3%	13%		15%

	For the Three Months Ended June 30, 2025
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) (GAAP)	$64,505	$18,772	$21,663	$4,647	$16,299	$(46,697)	$79,189
Adjustments for the effects of:
Depreciation and amortization	12,385	2,741	4,663	1,839	900	2,872	25,400
Other pre-tax	—	—	—	—	—	4,092	4,092
EBITDA (non-GAAP)	76,890	21,513	26,326	6,486	17,199	(39,733)	108,681
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(5,430)	(5,430)
Total of adjustments	—	—	—	—	—	(5,430)	(5,430)
Adjusted EBITDA (non-GAAP)	$76,890	$21,513	$26,326	$6,486	$17,199	$(45,163)	$103,251

Revenue	$218,786	$145,134	$149,281	$75,367	$109,593		$698,161
Operating income (loss) % (GAAP)	29%	13%	15%	6%	15%		11%
EBITDA Margin (non-GAAP)	35%	15%	18%	9%	16%		16%
Adjusted EBITDA Margin (non-GAAP)	35%	15%	18%	9%	16%		15%

`

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended March 31, 2026
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) (GAAP)	$55,508	$26,085	$18,344	$(998)	$8,111	$(49,262)	$57,788
Adjustments for the effects of:
Depreciation and amortization	13,718	2,774	4,755	1,942	1,006	2,976	27,171
Other pre-tax	—	—	—	—	—	(564)	(564)
EBITDA (non-GAAP)	69,226	28,859	23,099	944	9,117	(46,850)	84,395
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(728)	(728)
Total of adjustments	—	—	—	—	—	(728)	(728)
Adjusted EBITDA (non-GAAP)	$69,226	$28,859	$23,099	$944	$9,117	$(47,578)	$83,667

Revenue	$214,273	$143,648	$135,376	$67,884	$131,248		$692,429
Operating income (loss) % (GAAP)	26%	18%	14%	(1)%	6%		8%
EBITDA Margin (non-GAAP)	32%	20%	17%	1%	7%		12%
Adjusted EBITDA Margin (non-GAAP)	32%	20%	17%	1%	7%		12%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Six Months Ended June 30, 2026
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) (GAAP)	$121,833	$48,020	$48,363	$(898)	$24,536	$(95,829)	$146,025
Adjustments for the effects of:
Depreciation and amortization	27,938	5,553	9,434	3,908	2,022	5,745	54,600
Other pre-tax	—	—	—	—	—	(605)	(605)
EBITDA (non-GAAP)	149,771	53,573	57,797	3,010	26,558	(90,689)	200,020
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(1,841)	(1,841)
Total of adjustments	—	—	—	—	—	(1,841)	(1,841)
Adjusted EBITDA (non-GAAP)	$149,771	$53,573	$57,797	$3,010	$26,558	$(92,530)	$198,179

Revenue	$446,289	$292,678	$318,219	$138,728	$264,699		$1,460,613
Operating income (loss) % (GAAP)	27%	16%	15%	(1)%	9%		10%
EBITDA Margin (non-GAAP)	34%	18%	18%	2%	10%		14%
Adjusted EBITDA Margin (non-GAAP)	34%	18%	18%	2%	10%		14%

	For the Six Months Ended June 30, 2025
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) (GAAP)	$124,137	$27,439	$57,329	$8,109	$26,964	$(91,317)	$152,661
Adjustments for the effects of:
Depreciation and amortization	24,121	5,391	9,352	3,569	1,733	5,682	49,848
Other pre-tax	—	—	—	—	—	3,873	3,873
EBITDA (non-GAAP)	148,258	32,830	66,681	11,678	28,697	(81,762)	206,382
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(6,480)	(6,480)
Total of adjustments	—	—	—	—	—	(6,480)	(6,480)
Adjusted EBITDA (non-GAAP)	$148,258	$32,830	$66,681	$11,678	$28,697	$(88,242)	$199,902

Revenue	$424,762	$280,171	$314,222	$146,785	$206,744		$1,372,684
Operating income (loss) % (GAAP)	29%	10%	18%	6%	13%		11%
EBITDA Margin (non-GAAP)	35%	12%	21%	8%	14%		15%
Adjusted EBITDA Margin (non-GAAP)	35%	12%	21%	8%	14%		15%